TBS INTERNATIONAL PLC & SUBSIDIARIES                                              EXHIBIT 10.14

SIXTH AMENDMENT TO LOAN AGREEMENT

by and among

AMOROS MARITIME CORP.,
LANCASTER MARITIME CORP.
AND
CHATHAM MARITIME CORP.,

as Borrowers,

SHERWOOD SHIPPING CORP.
TBS INTERNATIONAL LIMITED
AND
TBS HOLDINGS LIMITED

as Guarantors,

TBS INTERNATIONAL PUBLIC LIMITED COMPANY
as Parent Guarantor

and

 AIG COMMERCIAL EQUIPMENT FINANCE, INC.,

as Lender

April 15, 2011

SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this “Sixth Amendment”) is made and entered into this 15 day of April, 2011, by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., each a Marshall Islands corporation having a mailing address of P.O. Box HM 2522, Hamilton HMGX, Bermuda and a registered address of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrowers”; each, a “Borrower”), TBS International Limited, a Bermuda corporation whose tax domicile is in Ireland (“TBSIL Guarantor”), Sherwood Shipping Corp. (“Sherwood”), TBS Holdings Limited, a Bermuda company (“Bermuda Holdco”), TBS International public limited company, an Irish public limited company (“Parent Guarantor”) and AIG Commercial Equipment Finance, Inc., a Delaware corporation (together with its successors and assigns, “Lender”). Unless specifically defined in this Sixth Amendment, capitalized terms not used in this Sixth Amendment shall have the meanings assigned in the Original Loan Agreement, as amended by the Prior Amendments.
WHEREAS, Borrowers, TBSIL Guarantor and Lender are parties to that certain Loan Agreement dated February 29, 2008 (the “Original Loan Agreement,” as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, this Sixth Amendment and any future amendments, the “Loan Agreement”);

WHEREAS, the Original Loan Agreement was amended by (i) that certain First Amendment to Loan Agreement dated as of March 27, 2009 (the “First Amendment”), (ii) that certain Second Amendment to Loan Agreement dated as of December 30, 2009 (the “Second Amendment”), (iii) that certain Third Amendment to Loan Agreement dated as of April 22, 2010 (the “Third Amendment”), (iv) that certain Fourth Amendment to Loan Agreement dated as of January 27, 2011 (the “Fourth Amendment,”) and that certain Fifth Amendment and Waiver to Loan Agreement dated as of March 11, 2011 (the “Fifth Amendment, and together with the First Amendment, the Second Amendment the Third Amendment and the Fourth Amendment, the “Prior Amendments”);

WHEREAS, the Borrowers have requested and the Lender is willing to amend certain provisions of the Loan Agreement as more fully provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Lender hereby agree as follows:

1.   Section 1.01 of the Original Loan Agreement, as previously amended by the Prior Amendments, is further amended to restate the definition of “Existing Version of the BofA Credit Agreement” in its entirety to read as follows:

“Existing Version of the BofA Credit Agreement” means the BofA Credit Agreement in effect on the date of the Sixth Amendment to Loan Agreement dated as of April 15, 2011, without taking into account any subsequent amendments thereto or any waivers thereof unless expressly approved by Lender in writing.

1.   Section 6.10(b) of the Original Loan Agreement, as previously amended by the Prior Amendments, is further amended and restated in its entirety to read as follows:

(b)
Minimum Cash Liquidity.  Permit the weekly average daily closing balance of Qualified Cash of Holdings (as defined in the Existing Version of the BofA Credit Agreement) and their Subsidiaries to be less than (a) for the period January 1, 2011  to June 30, 2011, $15,000,000.00 on average in any calendar week, (b) for the period July 1, 2011 to December 31, 2011, $10,000,000.00 on average in any calendar week, and (c) starting with calendar year 2012 and subsequent years, $15,000,000 on average in any calendar week (such amount, the “Minimum Cash Balance”). Such balance shall be reported weekly in the Cash Flow Forecast, of which a minimum average balance of $3,382,500.00 and $3,000,000.00 in any such week must be deposited with Bank of America, N.A. and RBS, respectively.  In the event Qualified Cash falls below the Minimum Cash Balance on average in any week, Holdings and the Borrowers may cure the resulting default by withdrawing an amount sufficient to eliminate such deficiency from the Special Account no later than two Business Days after the required delivery of the applicable Cash Flow Forecast; provided, however, that the applicable cure period shall be extended by two Business Days if an Additional Capital Infusion (as defined in the Existing Version of the BofA Credit Agreement) is required and in process to cure such minimum liquidity shortfall. From and after January 6, 2011, following the payment by Holdings (as defined in the Existing Version of the BofA Credit Agreement) or any of its Subsidiaries of any installment of closing, amendment or similar fees and expenses, including, without limitation, financing fees, commitment fees and professional and legal fees, to the Lenders (as defined in the Existing Version of the BofA Credit Agreement) or the lenders under any other Indebtedness permitted under the Existing Version of the BofA Credit Agreement in connection with the restructuring pursuant to which the Fourth Amendment to Loan Agreement dated as of January 27, 2011 has been executed, the minimum amount of Qualified Cash required to be maintained hereunder shall be reduced by the amount of each such installment for the week in which such installment is paid and the three weeks immediately following such payment. If Holdings (as defined in the Existing Version of the BofA Credit Agreement) delivers a rolling 13-week cash flow forecast projecting that Qualified Cash will, or is likely to, fall below the minimum required weekly average during the current week or during any of the next four forecasted weeks, such forecast shall itself constitute a breach of the Minimum Cash Balance covenant in this Section 6.10(b), and Holdings (as defined in the Existing Version of the BofA Credit Agreement) will promptly conduct an update call with Lender and its other creditors to discuss liquidity issues. Beginning at a mutually agreed time prior to the end of 2011, Holdings (as defined in the Existing Version of the BofA Credit Agreement) will discuss with Lender any  proposed changes to the Minimum Cash Balance, minimum Consolidated Interest Coverage Ratio and maximum Consolidated Leverage Ratio covenants for periods after 2011 that it may request.  Any modification of such covenants shall be in Lender’s sole and absolute discretion.

2.   Section 6.10(c) of the Original Loan Agreement, as previously amended by the Prior Amendments, is further amended and restated in its entirety to read as follows:

(c)  Maximum Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter set forth below for the four consecutive fiscal quarter period then ending of Parent Guarantor and its Subsidiaries to be greater than the ratio set forth below opposite such time period:

Four Consecutive Fiscal Quarters Ending:	Maximum Consolidated Leverage Ratio:
December 31, 2010; March 31, 2011	4.00 to 1.00
June 30, 2011; September 30, 2011; December 31, 2011	5.10 to 1.00
March 31, 2012; June 30, 2012; September 30, 2012; December 31, 2012	3.65 to 1.00
March 31, 2013; June 30, 2013	3.20 to 1.00
September 30, 2013; December 31, 2013	2.75 to 1.00
March 31, 2014 and thereafter	2.50 to 1.00

3.   Section 6.10(e) of the Original Loan Agreement, as previously amended by the Prior Amendments, is further amended and restated in its entirety to read as follows:

(e)
Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter set forth below for the four consecutive fiscal quarter period then ending of Parent Guarantor and its Subsidiaries to be less than the ratio set forth below opposite such time period:

Four Consecutive Fiscal Quarters Ending:	Minimum Consolidated Interest Coverage Ratio:
December 31, 2010; March 31, 2011	3.35 to 1.00
June 30, 2011; September 30, 2011; December 31, 2011	2.50 to 1.00
March 31, 2012; June 30, 2012; September 30, 2012; December 31, 2012	3.70 to 1.00
March 31, 2013; June 30, 2013	4.30 to 1.00
September 30, 2013; December 31, 2013	4.75 to 1.00
March 31, 2014 and thereafter	5.20 to 1.00

4.           All additional capital contributions, separate from the capital infusions received by or pledged to Parent Guarantor (such contributions, the “Incremental Capital Contributions”) may be received by Parent Guarantor after the date hereof and prior to January 1, 2012 in connection with the issuance of preferred equity, common equity or subordinated debt. Incremental Capital Contributions received on or after the date of this Sixth Amendment shall be deposited in the Special Account.   All amounts in the Special Account, including existing deposits thereto and any Incremental Capital Contributions, shall not be included in the calculation of Excess Cash prepayment requirement.

5.           The agreement of Lender to enter into this Sixth Amendment is subject to the following conditions precedent:

(a)	Lender’s receipt of this Sixth Amendment executed by each of the Borrowers and Guarantors; and

(b)
Lender’s receipt of evidence that the lenders under the BofA Credit Agreement and all other credit agreements have enter into similar modifications of the financial covenants under such agreement, consistent with the modifications reflected in this Sixth Amendment;

(c)	Borrower’s payment of the modification fee referenced in Paragraph 6 below; and

(d)	the continuing compliance by Borrowers and Guarantors of their respective obligations under the Original Loan Agreement as modified by the Prior Amendments and this Sixth Amendment.

6.  Borrowers agree to reimburse Lender for all reasonable costs incurred by Lender in connection with this Sixth Amendment and the transactions contemplated hereby, including without limitation, the reasonable and documented costs of Lender’s counsel.  Nothing herein shall be deemed to waive or limit Borrowers’ obligation to reimburse and indemnify Lender as provided in Section 8.05 of the Original Loan Agreement.

7.  Borrowers shall pay to Lender a modification fee equal to $122,500.00 in conjunction with this Sixth Amendment and any further amendments entered into by Borrowers and Lender as a result of the discussions referred to in Section 7 of Amendment No. 2 to the BofA Credit Agreement.   Such fee shall be deemed fully earned upon Lender’s acceptance of this Sixth Amendment, is not refundable and shall be payable in full in cash on the earlier of December 31, 2012 and the date of repayment in full of the Loans.

8.   This Sixth Amendment may be executed separately by the Borrowers, Guarantors and Lender in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

9.   THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS SIXTH AMENDMENT AND ANY OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL UNLESS OTHERWISE PROVIDED THEREIN IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

10.   Borrowers, TBSIL Guarantor, Parent Guarantor, Sherwood and Bermuda Holdco, by executing this Sixth Amendment, to which they each consent, hereby confirm and acknowledge that the amounts owed by them under the Loan Agreement are free and clear of any deductions, offsets, counterclaims or other reductions.  Borrowers, TBSIL Guarantor, Parent Guarantor, Sherwood and Bermuda Holdco further acknowledge that Lender has fully complied with all of its obligations under the Loan Agreement and the Loan Documents, and hereby waive, release and discharge Lender from and against any claim, right, demand or cause of action arising on or before the date of this Sixth Amendment out of any act or failure to act by Lender or any breach by Lender of any obligation under or in connection with the Loan Agreement or the Loan Documents, whether arising under theories of contract, tort, lender liability or otherwise.

{signature page follows}

BORROWERS:

AMOROS MARITIME CORP.

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

LANCASTER MARITIME CORP.

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

CHATHAM MARITIME CORP.

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

GUARANTORS:

TBSIL GUARANTOR:
TBS INTERNATIONAL LIMITED

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

[SIGNATURES CONTINUED ON NEXT PAGE]

BERMUDA HOLDCO:
TBS HOLDINGS LIMITED, a Bermuda company

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

SHERWOOD:
SHERWOOD SHIPPING CORP.

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

PARENT GUARANTOR:
PRESENT WHEN THE COMMON SEAL OF
TBS INTERNATIONAL PUBLIC LIMITED COMPANY,
an Irish public limited company, was affixed hereto

/s/ Christophil B. Costas
By: Christophil B. Costas
Title: Attorney in Fact

[SIGNATURES CONTINUED ON NEXT PAGE]

LENDER:
AIG COMMERCIAL EQUIPMENT FINANCE, INC.

By: /s/ Joe Gensor
Name: Joe Gensor
Title: Vice President